Exhibit 99.1

NasdaqGM:CECE	NEWS RELEASE

CECO Environmental Reports Third Quarter and Nine Months 2013 Results

•	Revenue of $49.8 million for the third quarter was up 50.4% from $33.1 million in the prior-year period.

•	Operating loss was $3.4 million for the third quarter compared with operating income of $4.3 million in the prior year period. Non-GAAP operating income was $5.6 million for the third quarter of 2013.

•	Net loss per diluted share was $0.07 compared with net income per share of $0.19 in 2012, Non-GAAP net income per share was $0.24 for the third quarter of 2013.

CINCINNATI, Ohio, November 7, 2013 — CECO Environmental Corp. (NasdaqGM:CECE), a leading global environmental technology company focused on critical solutions in the product recovery, air pollution control, fluid handling and filtration industries, today reported its financial results for the third quarter and nine months ended September 30, 2013. Results include the operations of Met- Pro Corporation (“Met-Pro”) from the date of its acquisition on August 27, 2013.

Total revenue in the third quarter of 2013 was $49.8 million, up 50.4% from total revenue of $33.1 million in the prior-year’s third quarter. Recent acquisitions contributed $16.8 million of revenue in the quarter, including Met-Pro, which contributed $7.3 million for the period from August 27 to September 30. The Company reported a net loss of $1.5 million, or $0.07 per diluted share, in the third quarter, compared with net income of $3.3 million, or $0.19 per diluted share, for the prior-year’s third quarter.

Net loss was $1.5 million in 2013 as compared with net income of $3.3 million in 2012. Excluding acquisition and integration expenses, amortization and earn out expenses, inventory and plant, property and equipment valuation adjustments attributable to the Met-Pro acquisition and legal reserves, non-GAAP net income increased 48.5% to $4.9 million.

Net loss per diluted share was $0.07 in 2013 as compared with net income per diluted share of $0.19 in 2012; Non-GAAP net income per diluted share, adjusted as noted above, increased 26.3% to $0.24.

Bookings were $48.0 million in the third quarter of 2013, compared with $41.8 million in 2012, an increase of 14.8%.

YEAR TO DATE PERFORMANCE

•	Net income per diluted share was $0.20 compared with net income per diluted share of $0.47 in 2012, Non-GAAP net income per diluted share was $0.72 for the nine months of 2013.

•	Revenue was $128.6 million, up 27.7% from $100.7 million in 2012.

•	Operating income was $3.3 million compared with $12.3 million in 2012, Non-GAAP operating income was $16.4 million, up 31.2%.

•	Bookings were $132.4 million, up 16.8% from $113.4 million in 2012.

•	Backlog was $100.4 million, up 68.8% from $59.5 million as of December 31, 2012.

Revenue for the nine month period ended September 30, 2013 was $128.6 million, up 27.7%, or $27.9 million over the prior year period. Acquisitions contributed $30.4 million in revenue for the first nine months of 2013.

Net income for the first nine months of 2013 was $3.8 million as compared with $7.8 million for the first nine months of the prior year. Excluding acquisition and integration expenses, amortization and earn out expenses, inventory and plant, property and equipment valuation adjustments attributable to the Met-Pro acquisition and legal reserves, non-GAAP net income increased 70.0% to $13.6 million as compared with $8.0 million for the first nine months of 2012.

Net income per diluted share was $0.20 in 2013 as compared with $0.47 in 2012; Non-GAAP diluted net income per share increased 53.2% to $0.72.

BACKLOG AND BOOKINGS

Total backlog at September 30, 2013 was $100.4 million up from $77.9 million on June 30, 2013, and $67.6 million on September 30, 2012. Acquisitions contributed approximately $37.1 million to the backlog on a year-over-year basis.

Bookings in the third quarter of 2013 were $48.0 million, up from $41.8 million in the prior-year period. Bookings were $132.4 million for the nine months ended September 30, 2013, compared with $113.4 million in 2012.

MET-PRO ACQUISITION COMPLETED

On August 27, 2013, CECO closed on the previously announced acquisition of Met-Pro, a transaction which creates a clear global market leader in air pollution control, product recovery and fluid handling technology.

“The team is excited to have closed on the acquisition of Met-Pro and we are making excellent progress on the integration plan,” said Jeff Lang, Chief Executive Officer of CECO. “Met-Pro not only expands our leverage to key segments such as the petrochemical, refinery and industrial manufacturing industries, it also provides us with access to new markets including the food processing, semiconductor, municipal and pharmaceutical sectors. We expect to realize at least $9 million in operating, manufacturing and SG&A cost reductions over the course of 2014, a portion which will be realized in the fourth quarter of this year. We are already ahead of plan in implementing the consolidation of two manufacturing facilities and integrating Met-Pro into CECO’s streamlined organizational structure. We are also excited about the combined operational prospects for revenue growth from implementing our “OneCeco Sales Initiative”, which is focused on increased customer penetration by leveraging our combined portfolio and comprehensive suite of air pollution control technologies. We are starting to see results from this initiative as we have already booked four significant “OneCeco” orders in the past month alone.”

OPERATIONAL SUMMARY

“Business quotation activity in the third quarter was steady. However, during the quarter, we experienced several project order delays due to general market slowness,” said Jeff Lang, Chief Executive Officer of CECO. “Notwithstanding, we achieved several important milestones in the quarter including increased global bookings activity, building backlog to over $100 million, significant integration progress, non-GAAP EPS growth, and expanding our global growth platform. We remain focused on our business and executing on our operational excellence initiatives, which we expect to drive additional leverage in our business. While market conditions have been modest, we are starting to see some signs of near term improvement. We will continue to focus on our key initiatives, including capturing merger cost synergies, implementing the “OneCeco Sales Initiative”, expanding our recurring revenue base, and increasing the combined company’s presence in China.”

Jeff Lang also commented, “As we move forward with the integration of Met-Pro, we will be simplifying and streamlining our business along three key strategic segments – Power Generation, Air Pollution Control, & Fluid Handling-Filtration. We will be reporting our operations along these lines in fiscal 2014 as we believe it better represents our combined business and operational strategy.”

CECO is providing the non-GAAP historical financial measures in this release as the Company believes that these figures are helpful in allowing investors to better assess the ongoing nature of CECO’s core operations. A “non-GAAP financial measure” is a numerical measure of a company’s historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Jeff Lang, Chief Executive Officer, and Neal Murphy, Chief Financial Officer, will discuss the Company’s Third Quarter and Nine Months 2013 results during a conference call scheduled for Thursday, November 7, 2013 at 8:30 a.m. EST (7:30 a.m. Central Time).

The North American toll-free number for the call is (855) 626-8629. International callers should dial (954) 320-7630. The conference code for the call is 92101004. A webcast of the live call can be either accessed at CECO’s website at http://cecoenviro.com, or directly accessed at http://us.meeting-stream.com/cecoenvironmentalcorp_110713

For those unable to listen to the live call, a taped replay will be available from 11:30 a.m. EST on November 7 until 11:59 p.m. EST on November 21. To access the replay, call (855) 859-2056 (North American callers) or (404) 537-3406 (international callers) and use conference code 92101004. You may also access the replay at our website at http://cecoenviro.com under Investor Information for at least 30 days following the call.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading global environmental technology company focused on critical solutions in the product recovery, air pollution control, fluid handling and liquid filtration segments. Through its well-known brands, CECO provides a wide spectrum of products and services including dampers & diverters, cyclonic technology, thermal oxidizers, filtration systems, scrubbers, fluid handling equipment and plant engineered services and engineered design build fabrication. These products play a vital role in helping companies achieve exacting production standards, meeting increasing plant needs and stringent emissions control regulations around the globe. CECO globally serves the broadest range of markets and industries including power, municipalities, chemical, industrial manufacturing, refining, petrochemical, metals, minerals & mining, hospitals and universities. CECO is focused on building long-term shareholder value by bringing its unique technology, portfolio and operational excellence to strategic key growth markets around the world, while maintaining the highest standards of employee development, project execution and safety leadership. CECO is listed on NASDAQ under the ticker symbol “CECE” and is a member company of the Russell 2000 Index. For more information on CECO Environmental, please visit the company’s website at http://www.cecoenviro.com.

Contact:

Corporate Information

Jeff Lang, Chief Executive Officer

Neal Murphy, Chief Financial Officer

1-800-333-5475

or

Investor Relations:

Shawn Severson

The Blueshirt Group

Phone: (415) 489-2198

Email: Shawn@blueshirtgroup.com

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	SEPTEMBER 30, 2013	DECEMBER 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$13,586	$22,994
Accounts receivable, net	41,164	29,499
Costs and estimated earnings in excess of billings on uncompleted contracts	16,892	5,747
Inventories, net	26,259	3,898
Prepaid expenses and other current assets	6,752	1,943
Prepaid income taxes	9,118	240
Assets held for sale	8,723	—

Total current assets	122,494	64,321
Property, plant and equipment, net	22,381	4,885
Goodwill	133,551	19,548
Intangible assets-finite life, net	49,102	1,283
Intangible assets-indefinite life	18,208	3,526
Deferred income taxes	2,889	—
Deferred charges and other assets	5,011	541

	$353,636	$94,104

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$8,518	$—
Accounts payable and accrued expenses	30,320	15,093
Billings in excess of costs and estimated earnings on uncompleted contracts	15,751	11,368
Income taxes payable	—	1,079

Total current liabilities	54,589	27,540
Other liabilities	12,629	4,442
Debt, less current portion	83,103	—
Deferred income tax liability, net	34,892	128

Total liabilities	185,213	32,110

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 25,717,045 and 17,096,543 shares issued in 2013 and 2012, respectively	257	171
Capital in excess of par value	159,774	54,800
Accumulated earnings	10,426	9,691
Accumulated other comprehensive loss	(1,678)	(2,312)

	168,779	62,350
Less treasury stock, at cost, 137,920 shares in 2013 and 2012	(356)	(356)

Total shareholders’ equity	168,423	61,994

	$353,636	$94,104

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
(dollars in thousands, except per share data)	2013	2012	2013	2012
Net sales	$49,796	$33,102	$128,590	$100,720
Cost of sales	35,242	22,574	88,555	69,461

Gross profit	14,554	10,528	40,035	31,259
Selling and administrative	9,346	6,197	24,038	18,724
Acquisition and integration expenses	4,047	—	6,618	—
Amortization and earn out expenses	2,017	80	3,590	252
Legal reserves	2,500	—	2,500	—

(Loss) income from operations	(3,356)	4,251	3,289	12,283
Other income (expense), net	92	(69)	164	(133)
Interest expense (including related party interest of $0 and $60, and $0 and $178, respectively)	(456)	(291)	(707)	(828)

(Loss) income before income taxes	(3,720)	3,891	2,746	11,322
Income tax (benefit) expense	(2,259)	623	(1,044)	3,524

Net (loss) income	$(1,461)	$3,268	$3,790	$7,798

(Loss) earnings per share:
Basic	$(0.07)	$0.22	$0.21	$0.53

Diluted	$(0.07)	$0.19	$0.20	$0.47

Weighted average number of common shares outstanding:
Basic	19,965,010	14,630,264	18,275,085	14,591,325
Diluted	19,965,010	17,258,552	18,881,927	17,199,337

The notes to the condensed consolidated financial statements are an integral part of the above statements.

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2013	2012	2013	2012
Gross profit as reported in accordance with GAAP	$14.6	$10.5	$40.0	$31.2
Gross profit margin in accordance with GAAP	29.3%	31.7%	31.1%	31.0%
Inventory valuation adjustment	0.4	—	0.4	—
Plant, property and equipment valuation adjustment	0.1	—	0.1	—

Non-GAAP gross margin	$15.1	$10.5	$40.5	$31.2
Gross profit margin	30.1%	31.7%	31.5%	31.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2013	2012	2013	2012
Operating income as reported in accordance with GAAP	$(3.4)	$4.3	$3.3	$12.3
Operating margin in accordance with GAAP	(6.8)%	12.8%	2.6%	12.2%
Inventory valuation adjustment	0.4	—	0.4	—
Plant, property and equipment valuation adjustment	0.1	—	0.1	—
Acquisition and integration expenses	4.0	—	6.6	—
Amortization and contingent acquisition expenses	2.0	—	3.5	0.2
Legal reserves	2.5	—	2.5	—

Non-GAAP operating income	$5.6	$4.3	$16.4	$12.5
Operating margin	11.4%	12.8%	12.8%	12.4%

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2013	2012	2013	2012
Net income as reported in accordance with GAAP	$(1.5)	$3.3	$3.8	$7.8
Inventory valuation adjustment	0.4	—	0.4	—
Plant, property and equipment valuation adjustment	0.1	—	0.1	—
Acquisition and integration expenses	4.0	—	6.6	—
Amortization and contingent acquisition expenses	2.0	—	3.5	0.2
Legal reserves	2.5	—	2.5	—
Tax benefit of expenses	(2.6)	—	(3.3)	—

Non-GAAP net income	$4.9	$3.3	$13.6	$8.0
(Loss) earnings per share:
Basic	$(0.07)	$0.22	$0.21	$0.53
Diluted	$(0.07)	$0.19	$0.20	$0.47
Non-GAAP earnings per share:
Basic	$0.24	$0.22	$0.74	$0.53
Diluted	$0.24	$0.19	$0.72	$0.47

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing the non-GAAP historical financial measures presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A “non-GAAP financial measure” is a numerical measure of a company’s historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, and non-GAAP earnings per basic and diluted shares, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of expenses related to acquisition and integration expenses activities including retention, legal, accounting, and banking, amortization and earn out expenses, legal reserves and the associated tax benefit of these charges. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the company’s results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, and non-GAAP earnings per basic and diluted shares are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, and non-GAAP earnings per basic and diluted shares stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the comparable GAAP measures.

Safe Harbor

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate Met-Pro’s operations and realize the synergies from the acquisition, as well as a number of factors related to our business, including economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt in connection with the acquisition and CECO’s ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the air pollution control and industrial ventilation industry. These and other risks and uncertainties are discussed in more detail in CECO’s filings with the Securities and Exchange Commission, including their reports on Form 10-K and Form 10-Q. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or persons acting on behalf of CECO are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, CECO undertakes no obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.